Exhibit 5.4

Advocaten Notarissen Belastingadviseurs
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Postbus 1110 3000 BC Rotterdam Weena 750 3014 DA Rotterdam T +31 10 224 00 00 F +31 10 414 84 44	Rotterdam, 4 May 2005
CanWest Media Inc. 31st Floor, TD Centre 201 Portage Avenue Winnipeg, Manitoba Canada R3B 3L7

Ladies and Gentlemen,

We have acted as Netherlands counsel to CanWest Media Inc, a Canadian corporation (the “Company”), and the parties identified in Exhibit A hereto (the “Dutch Guarantors”) in connection with the preparation and filing of the registration statement on Form F-4 (the “Registration Statement”) filed by the Company, the Dutch Guarantors and the other guarantors identified therein with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration under the Securities Act of US$ 761,054,211 aggregate principal amount of the Company’s 8% Series B Senior Subordinated Notes due 2011 (the “Exchange Notes”) and the related guarantee listed in Exhibit B hereto (the “Guarantee”). The Exchange Notes will be issued in exchange for US$ 761,054,211 aggregate principal amount of the Company’s 8% Series A Senior Subordinated Notes due 2011 (the “Notes”). The Notes were issued and the Exchange Notes will be issued pursuant to the Indenture listed in Exhibit B hereto (the “Indenture”).

In rendering the opinions expressed herein, we have exclusively reviewed and relied upon the Transaction Documents listed in Exhibit B hereto and the Corporate Documents listed in Exhibit C hereto and we have assumed that the Transaction Documents have been entered into for bona fide commercial reasons.

We have not investigated or verified any factual matter disclosed to us in the course of our review.

NautaDutilh N.V. has its seat at Rotterdam, The Netherlands and is registered in the Commercial Register in Rotterdam under number 24338323. All services and other work are carried out under a contract for professional services (“overeenkomst van opdracht”) with NautaDutilh N.V., subject to the general conditions of NautaDutilh N.V. These general conditions include, among other provisions, a limitation of liability clause and have been filed with the Rotterdam Court of First Instance. They can be consulted at www.nautadutilh.com and will be provided free of charge upon request.

ABN AMRO Bank 42.61.85.323; Fortis Bank 64.02.57.747; ING Bank 69.33.63.282; Postbank 9047; Account Name: Stichting Beheer Derdengelden Advocatuur NautaDutilh.

We have not been involved in structuring, drafting or negotiating any of the Transaction Documents.

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This opinion letter is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to herein. Nothing in this opinion letter should be taken as expressing an opinion in respect of any representations or warranties, or other information, contained in the Transaction Documents or any other document examined in connection with this opinion except as expressly confirmed herein.

This opinion letter sets out our opinion on the matters set forth herein under Netherlands law as at today’s date and the opinions and statements expressed in this opinion letter are limited in all respects to and shall be construed and interpreted in accordance with Netherlands law. Unless otherwise specifically stated herein, we do not express any opinion on public international law or on the rules promulgated under or by any treaty or treaty organization, except insofar as such rules are directly applicable in The Netherlands. No undertaking is assumed on our part to revise, update or amend this opinion letter in connection with or to notify or inform you of any developments and/or changes under Netherlands law subsequent to its date.

This opinion letter may only be relied upon on the condition that you accept that the legal relationship between yourselves and NautaDutilh N.V. is governed by Netherlands Law and that any issues of interpretation or liability arising out of or in connection with this opinion letter are submitted to the exclusive jurisdiction of the competent courts at Rotterdam, The Netherlands.

For the purpose of this opinion letter we have assumed that:

a.	all documents reviewed by us as originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same, all documents reviewed by us as drafts of documents or as fax, photo or electronic copies of originals are in conformity with the executed originals thereof and such originals are complete and authentic and the signatures thereon are the genuine signatures of the persons purporting to have signed the same;

b.	none of the Dutch Guarantors has (i) been dissolved (ontbonden), (ii) ceased to exist pursuant to a merger (fusie) or a division (splitsing), (iii) had its assets placed under administration (onder bewind gesteld), (iv) been declared bankrupt (failliet verklaard), granted a suspension of payments (surséance van betaling verleend) or (v) been made subject to similar proceedings in other jurisdictions. The extracts referred to in paragraphs 1.2, 2.2, 3.2, 4.2, and 5.3 of Exhibit C hereto (the “Extracts”)

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and our inquiries of today over the telephone with the Bankruptcy Clerk’s Office of the Amsterdam Court of First Instance and the Commercial Register of Amsterdam support this assumption, but it should be noted that a time lapse exists between the occurrence of those events and the registration thereof in the registers and that as a result this is not conclusive evidence that no such events have occurred;

c.	the contents of the Extracts are true and accurate;

d.	the resolutions referred to in paragraphs 1.3, 2.3, 3.3, 4.3 and 5.4 of Exhibit C hereto, including the powers of attorney contained therein (the “Resolutions”), were in full force and effect on November 18, 2004 and the powers of attorney contained in the Resolutions validly authorise the person or persons purported to be granted power of attorney, to represent and bind each of the Dutch Guarantors vis à vis the other parties to the Transaction Documents with regard to the transactions contemplated by and for the purposes stated in the Transaction Documents under any applicable law other than Netherlands Law;

e.	the Company has expressly and validly assumed all of the obligations under the Indenture;

f.	the Indenture has been duly authorized, executed and delivered by each party thereto other than the Dutch Guarantors and constitutes a legal, valid and binding agreement enforceable against such party in accordance with its terms under the laws to which it is expressed to be subject;

g.	the choice of New York law to govern the Indenture, is valid under such law and will be recognized and given effect to by the competent court of such jurisdiction;

h.	the Transaction Documents were signed on behalf of the Dutch Guarantors by John Maguire as attorney-in-fact;

i.	none of the Dutch Guarantors had a conflict of interest with any of its managing directors (bestuurders) with respect to the entering into the Transaction Documents.

Based upon and subject to the foregoing and subject to the qualifications set forth herein and to any matters, documents or events not disclosed to us, we express the following opinions:

1.	Each of the Dutch Guarantors is a corporation duly incorporated and validly existing under the laws of The Netherlands and has the requisite corporate power to conduct its business as set forth in the object clause of its articles of association and to enter into each of the Transaction Documents to which it is a party and to perform its obligations thereunder and is duly qualified and authorized to do business in The Netherlands.

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2.	Each of the Dutch Guarantors has the requisite corporate power and authority and has taken all necessary corporate action to duly authorize the execution and delivery of the Indenture and the Guarantee and the performance by each of the Dutch Guarantors of the transactions contemplated therein. The Guarantee as executed and delivered by each of the Dutch Guarantors and, assuming that the Guarantee is governed by the laws of The Netherlands for the purpose of rendering the opinions set forth in this sentence, the Guarantee is in proper form under the applicable laws of The Netherlands to constitute the legal, valid and binding obligation of each of the Dutch Guarantors, enforceable in accordance with its terms.

3.	None of the Dutch Guarantors’ execution of, delivery of or performance of the obligations created under the Transaction Documents to which the Dutch Guarantors are party or compliance with the terms and provisions thereof or the consummation of the transactions contemplated therein (i) will contravene any applicable provision of any law, statute, rule or regulation of any Netherlands governmental authority or any order, writ, injunction or decree of any Netherlands governmental authority of which we have knowledge, (ii) will violate any provision of the deed of incorporation or articles of association of the relevant Dutch Guarantor or (iii) requires any license, permit, authorization, consent or other approval of, any exemption by, or any registration, recording or filing with, any court, administrative agency or other governmental authority of The Netherlands.

4.	As far as we have been made aware, there are no judicial, administrative or arbitration orders, awards or proceedings pending or threatened against or affecting any of the Dutch Guarantors in any court or before any governmental instrumentality or arbitration board or tribunal.

5	It is not necessary for the execution, delivery, performance or enforcement by any Trustee of the rights of the holders of the Exchange Notes under the Transaction Documents to which each of the Dutch Guarantors is a party that such Trustee be licensed, qualified or otherwise entitled to carry on business in The Netherlands.

6.	No taxes or other charges are payable to The Netherlands or to any political subdivision therein on account of the execution and delivery of the Transaction Documents or the creation of any of the indebtedness evidenced by any of the Transaction Documents.

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7.	A court in The Netherlands applying the choice of law principles of The Netherlands will give effect to the provisions in the Transaction Documents which select the laws of the State of New York of the United States of America as the governing law thereof and will apply such laws, rather than the laws of the any other jurisdiction, to the enforceability, construction and application thereof.

The opinions expressed above are subject to the following qualifications:

(A)	As Netherlands lawyers we are not qualified or able to assess the true meaning and purport of the terms of the Transaction Documents under the applicable law and the obligations of the parties to the Transaction Documents and we have made no investigation of such meaning and purport. Our review of the Transaction Documents and of any other documents subject or expressed to be subject to any law other than Netherlands Law has therefore been limited to the terms of such documents as they appear to us on their face.

(B)	With respect to the giving of the Guarantee by the Dutch Guarantors, it should be noted that, under Article 2:7 of the Netherlands Civil Code (“NCC”) a transaction entered into by a legal entity can be annulled if the objects of that entity are thereby exceeded and the other party was or should, without making its own enquiries, have been aware thereof. Only the legal entity and the trustee in its bankruptcy can invoke this ground for annulment.

There is uncertainty as to the question of when the objects of a legal entity are exceeded (i.e., when a transaction is ultra vires). The Netherlands Court of Cassation has ruled that in determining whether a certain transaction is ultra vires all circumstances must be taken into account and that the manner in which the objects have been defined in the company’s articles of association is not the only decisive factor. The fact that the company forms part of a group of companies may be another relevant factor.

Several legal writers take the view that the acts of the company should be in the actual interest of that company in the sense that they are conducive to the realisation of the objects of the company as laid down in its articles of association. A number of those writers are of the opinion that the giving of guarantees and granting of security for the debt of a third party is in

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principle – in the absence of circumstances which indicate the contrary – ultra vires. According to most writers referred to above, circumstances which indicate the contrary may exist in a situation where a company forming part of a group of companies directly or indirectly benefits from the fact that another company forming part of the same group incurs a debt for which the former company gives a guarantee.

Case-law and literature do not offer much guidance in determining to what extent group companies must have benefited to qualify for having acted within the scope of their objects clause.

In Netherlands financing transactions, financial institutions normally accept the risks described above in cases where the security provided by parties such as the Dutch Guarantors does not represent an essential element of the security package.

(C)	Article 3:45 NCC provides that, where a debtor who enters into a transaction without being legally obliged to do so, knew or should have known that the possibilities for one or more of its creditors to seek recourse against its assets would be negatively affected thereby, any creditor whose opportunity to recover his claim has been prejudiced, has the right to nullify such transaction if certain conditions are met (“Actio Pauliana”). In Netherlands financing transactions, financial institutions accept the risks described above in cases where the security provided by parties such as the Dutch Guarantors does not represent an essential element of the security package. Pursuant to certain provisions of the Netherlands Bankruptcy Act a trustee in bankruptcy can exercise the right of nullification on behalf of the bankruptcy estate in similar situations.

(D)	Without regard to any choice of law contained in the Transaction Documents, the Netherlands courts:

a.	in relation to the manner of performance and the steps to be taken in the event of defective performance, shall have regards to the law of the country where performance of the relevant Transaction Document takes place;

b.	may apply rules of Netherlands law in a situation where they are mandatory irrespective of the law otherwise applicable to the relevant Transaction Document;

c.	may apply the mandatory rules of the law of another country with which the situation has a close connection, if and in so far as, under the law of the latter country, those rules must be applied whatever the law applicable to the relevant Transaction Docuent; and

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d.	may refuse to apply a rule of the law otherwise applicable to the relevant Basic Document, if such application is manifestly incompatible with the public policy (“ordre public”) of The Netherlands.

We have no reason to believe that (i) the Transaction Documents will give rise to situations where mandatory rules of Netherlands law will prevail over the chosen law of the Transaction Documents or (ii) any provision of the Transaction Documents will be deemed manifestly incompatible with the public policy of The Netherlands by a competent Netherlands court.

(E)	The enforceability of the obligations of the Dutch Guarantors under the Transaction Documents against the Dutch Guarantors in The Netherlands, without regard to the applicable law, may be limited or affected by:

a.	any applicable bankruptcy, insolvency, reorganisation, moratorium or other similar laws now or hereinafter in effect, relating to or affecting the enforcement or protection of creditor’s rights; and

b.	the provisions of fraudulent preference and conveyance (“Actio Pauliana”) and similar rights available to receivers in bankruptcy or creditors in other jurisdictions.

(F)	Netherlands courts may, notwithstanding any provision to the contrary in any of the Transaction Documents assume jurisdiction if a plaintiff:

a.	seeks provisional measures in preliminary relief proceedings (“kort geding”) as provided for in Articles 254 of the Netherlands Code of Civil Procedure (“NCCP”) et seq.;

b.	files a request for the levy of a pre-trial attachment (“conservatoir beslag”) as provided for in Articles 700 NCCP et seq. respectively Articles 475 NCCP et seq.

(G)	The term “enforceable in accordance with its/their terms” as used herein means that if any party to the Transaction Documents brings an action (“een rechtsvordering instellen”) against the Dutch Guarantors before a competent Netherlands court seeking enforcement of the Transaction Documents, such court will provide some remedy, which remedy will be subject to the terms of the Transaction Documents, the laws governing the Transaction Documents, the provisions of the NCCP and other applicable law.

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(H)	Pursuant to Article 2:207c Netherlands Civil Code, a private company with limited liability such as the Dutch Guarantors may not grant loans (leningen verstrekken), provide security (zekerheid stellen), give a price guarantee (koersgarantie geven) or otherwise bind itself, whether jointly and severally or otherwise with or for third parties (zich op andere wijze sterk maken of zich hoofdelijk of anderszins naast of voor anderen verbinden) with a view to (met het oog op) the subscription or acquisition by third parties of shares in its share capital or depository receipts. This prohibition also applies to its subsidiaries (dochtervennootschappen). Any transaction in violation of this prohibition is voidable (vernietigbaar) or void (nietig).

(I)	It should be noted that it is uncertain whether service of process at the address of a process agent referred to in the Indenture and the Guarantee for legal proceedings in The Netherlands will be valid. Therefore, it is recommendable that, in the event of initiating legal proceedings in The Netherlands, service of process is also effected upon the defendants at their domicile or residence in The Netherlands, if any.

(J)	A power of attorney or mandate granted by any of the Dutch Guarantors, including but not limited to the appointment of an agent for service of process (to the extent that it can be considered a power of attorney):

a.	can only be made irrevocable to the extent that its object is the performance of legal acts in the interests of the attorney or a third party. The competent Netherlands courts may at the request of the principal cancel the irrevocable quality of the power of attorney for compelling reasons; and

b.	will terminate upon the bankruptcy or become ineffective upon the suspension of payments of the principal and, unless otherwise provided, the attorney.

This opinion is being delivered to you in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our prior written authorization. Cleary Gottlieb Stein & Hamilton may rely on this opinion with respect to matters governed by Netherlands law for purposes of their opinion to you dated on or about the date hereof. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the

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prospectus contained therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act, or under the rules and regulations of the Commission thereunder.

Yours faithfully,

on behalf of NautaDutilh N.V.

/s/ Bart Th. Dérogée

Bart Th. Dérogée

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EXHIBIT A

LIST OF DUTCH GUARANTORS

1.	CGS NZ TV Shareholding (Netherlands) B.V.;

2.	CGS NZ Radio Shareholding (Netherlands) B.V.;

3.	CGS Shareholding (Netherlands) B.V.;

4.	CGS Debenture Holding (Netherlands) B.V.; and

5.	CGS International Holdings (Netherlands) B.V.

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EXHIBIT B

LIST OF TRANSACTION DOCUMENTS

1.	a copy of the executed indenture, dated 18 November 2004 (the “Indenture”), made among 3815668 Canada Inc, a predecessor of CanWest Media Inc., as Issuer (as defined therein), the Dutch Guarantors and the other guarantors named therein, and the Bank of New York as Trustee (as defined therein); and

2.	a copy of the executed guarantee, dated 18 November 2004 (the “Guarantee”), made among the Dutch Guarantors and the other guarantors (as defined therein);

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EXHIBIT C

LIST OF CORPORATE DOCUMENTS

1.	CGS NZ TV Shareholding (Netherlands) B.V.

1.1	a photocopy of the deed of incorporation of CGS NZ TV Shareholding (Netherlands) B.V. dated 29 July 1997 which, according to the extract referred to under 1.2, contain the articles of association of CGS NZ TV Shareholding (Netherlands) B.V. currently in force;

1.2	an on-line copy of an extract dated 4 May 2005 from the Commercial Register of the Chamber of Commerce and Industry of Amsterdam relating to CGS NZ TV Shareholding (Netherlands) B.V.; and

1.3	a fax copy of the board resolution of CGS NZ TV Shareholding (Netherlands) B.V. dated 17 November 2004.

2.	CGS NZ Radio Shareholding (Netherlands) B.V.

2.1	a photocopy of the deed of incorporation of CGS NZ Radio Shareholding (Netherlands) B.V. dated 29 July 1997 which, according to the extract referred to under 2.2, contain the articles of association of CGS NZ Radio Shareholding (Netherlands) B.V. currently in force;

2.2	an on-line copy of an extract dated 4 May 2005 from the Commercial Register of the Chamber of Commerce and Industry of Amsterdam relating to CGS NZ Radio Shareholding (Netherlands) B.V.; and

2.3	a fax copy of the board resolution of CGS NZ Radio Shareholding (Netherlands) B.V. dated 17 November 2004.

3.	CGS Shareholding (Netherlands) B.V.

3.1	a photocopy of the deed of incorporation of CGS Shareholding (Netherlands) B.V. dated 23 December 1992 which, according to the extract referred to under 3.2, contain the articles of association of CGS Shareholding (Netherlands) B.V. currently in force;

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3.2	an on-line copy of an extract dated 4 May 2005 from the Commercial Register of the Chamber of Commerce and Industry of Amsterdam relating to CGS Shareholding (Netherlands) B.V.; and

3.3	a fax copy of the board resolution of CGS Shareholding (Netherlands) B.V. dated 17 November 2004.

4.	CGS Debenture Holding (Netherlands) B.V.

4.1	a photocopy of the deed of incorporation of CGS Debenture Holding (Netherlands) B.V. dated 23 December 1992 which, according to the extract referred to under 4.2, contain the articles of association of CGS Debenture Holding (Netherlands) B.V. currently in force;

4.2	an on-line copy of an extract dated 4 May 2005 from the Commercial Register of the Chamber of Commerce and Industry of Amsterdam relating to CGS Debenture Holding (Netherlands) B.V.; and

4.3	a fax copy of the board resolution of CGS Debenture Holding (Netherlands) B.V. dated 17 November 2004.

5.	CGS International Holdings (Netherlands) B.V.

5.1	a photocopy of the deed of incorporation of CGS International Holdings (Netherlands) B.V. dated 23 December 1992;

5.2	a photocopy of the deed of amendment of the articles of association of CGS International Holdings (Netherlands) B.V. dated 21 June 2001, which, according to the extract referred to under 5.3, is the most recent deed of amendment of the articles of association of CGS International Holdings (Netherlands) B.V.;

5.3	an on-line copy of an extract dated 4 May 2005 from the Commercial Register of the Chamber of Commerce and Industry of Amsterdam relating to CGS International Holdings (Netherlands) B.V.; and

5.4	a fax copy of the board resolution of CGS Debenture International Holdings (Netherlands) B.V. dated 17 November 2004.

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